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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87358) pertaining to the Amended and Restated Stock Option Plan of MSN Holdings, Inc. and the MSN Holdings, Inc. 2001 Stock Incentive Plan of Medical Staffing Network Holdings, Inc. of our report dated February 11, 2003, with respect to the consolidated financial statements of Medical Staffing Network Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 29, 2002.

/s/ Ernst & Young LLP
Miami, Florida March 25, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS